As filed with the Securities and Exchange Commission on May 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REE Automotive Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kibbutz Glil-Yam 4690500, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

REE Automotive Ltd.

2021 Share Incentive Plan

REE Automotive Ltd.
Key Employee Share Incentive Plan (2011)

(Full title of the plan)

Puglisi & Associates
850 Library Avenue
Newark, DE 19711

(Name and address of agent for service)

(302) 738-6680

(Telephone number, including area code, of agent for service)

Copies to:

Gary Emmanuel, Esq.	Ron Ben-Menachem
Greenberg Traurig, P.A.	Joshua Ravitz
One Azrieli Center	Herzog Fox & Neeman
Round Tower, 30th floor	6 Yitzhak Sadeh Street
132 Menachem Begin Rd	Tel Aviv 6777506, Israel
Tel Aviv 6701101, Israel	Telephone: (972) (3) 692-2020
Tel: +972 3-636-6000	Fax: (972) (3) 696-6464

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

REE Automotive Ltd. (the “Company” or the “Registrant”) previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-261130) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) 23,565,818 Class A ordinary shares, without par value (“Class A Ordinary Shares”), of the Registrant issuable pursuant to the REE Automotive Ltd. 2021 Share Incentive Plan (the “2021 Plan”), (ii) 4,628,524 Class A Ordinary Shares of the Registrant reserved for issuance under the REE Automotive Ltd. Employee Stock Purchase Plan (the “ESPP”); and (iii) 31,110,007 Class A Ordinary Shares of the Registrant issuable upon the exercise of options outstanding under the REE Automotive Ltd. Key Employee Share Incentive Plan (2011) (the “2011 Plan”). Each of the 2021 Plan, the 2021 ESPP and the 2011 Plan has been approved by the Company’s board of directors and shareholders. The previously-filed registration statement is referred to herein as the “Prior Registration Statement.”

In accordance with General Instruction E to Form S-8, the Company is filing this registration statement on Form S-8 solely to register (i) an additional 17,669,570 Class A Ordinary Shares of the Registrant which may be issued under the 2021 Plan over and above the number of Class A Ordinary Shares of the Registrant issuable pursuant to the 2021 Plan that were registered under the Prior Registration Statement, and (ii) 83,417,231 Class A Ordinary Shares of the Registrant which may be issued under the 2011 Plan over and above the number of Class A Ordinary Shares of the Registrant issuable pursuant to the 2011 Plan that were registered under the Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement is hereby incorporated by reference in its entirety, with the exception of Items 3 and 8 of Part II of the Prior Registration Statement, each of which is amended and restated in its entirety herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

●	the Company’s Annual Report on Form 20-F filed with the SEC on March 28, 2023;

●	the Company’s Reports of Foreign Issuer on Form 6-K filed on January 5, 2023, January 19, 2023, February 9, 2023, February 10, 2023, March 15, 2023, April 27, 2023 and May 10, 2023, to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	the description of the Company’s Class A Ordinary Shares contained in Exhibit 2.5 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 28, 2023, and any amendment or report filed for the purpose of further updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Documents

4.1	Amended and Restated Articles of Association of REE Automotive Ltd., incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F filed with the SEC on March 28, 2022.

4.2	Specimen Class A Ordinary Share Certificate of REE Automotive Ltd., incorporated by reference to Exhibit 4.5 to Amendment No. 3 to the Company’s Registration Statement on Form F-4 (File No. 333-254070) filed with the SEC on June 21, 2021.

5.1	Opinion of Herzog, Fox & Neeman with respect to the legality of the Class A Ordinary Shares.

10.1†	2021 REE Automotive Ltd. Share Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-261130) filed with the SEC on November 16, 2021.

10.2†	REE Automotive Ltd. Key Employee Share Incentive Plan (2011) incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-8 (File No. 333-261130) filed with the SEC on November 16, 2021.

10.3†	2021 REE Automotive Ltd. Employee Stock Purchase Plan, incorporated by reference to Exhibit 4.6 to the Company’s Shell Company Report on Form 20-F (File No. 001-40649) filed with the SEC on July 28, 2021.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered accounting firm for the Company.

23.2*	Consent of Herzog, Fox & Neeman (included in Exhibit 5.1 to this Registration Statement).

24.2	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith
†	Indicates a management contract or compensatory plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kibbutz Glil-Yam, State of Israel, on May 23, 2023.

REE AUTOMOTIVE LTD.

By:	/s/ Yaron Zaltsman
Name:	Yaron Zaltsman
Title:	Chief Financial Officer

Power of Attorney

Each of the undersigned officers and directors of REE Automotive Ltd. hereby constitutes and Daniel Barel and Yaron Zaltsman, with full power of substitution, each of them singly our true and lawful attorneys-in-fact and agents to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-1, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Daniel Barel	Chief Executive Officer and	May 23, 2023
Daniel Barel	Director (Principal Executive Officer)

/s/ Yaron Zaltsman	Chief Financial Officer	May 23, 2023
Yaron Zaltsman	(Principal Financial and Accounting Officer)

/s/ Ahishay Sardes	Chief Technology Officer and Director	May 23, 2023
Ahishay Sardes

/s/ Arik Shteinberg	Director	May 23, 2023
Arik Shteinberg
/s/ Michal Marom-Brikman	Director	May 23, 2023
Michal Marom-Brikman

/s/ Ittamar Givton	Director	May 23, 2023
Ittamar Givton

/s/ Hicham Abdessamad	Director	May 23, 2023
Hicham Abdessamad

/s/ Alla Felder	Director	May 23, 2023
Alla Felder

/s/ Michal Drayman	Director	May 23, 2023
Michal Drayman

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of REE Automotive Ltd. has signed this registration statement on May 23, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

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